UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas		77019
(Address of Principal Executive		(Zip Code)
Offices)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
2007 Administrative Guidelines
Press Release
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Officer Compensation
     In March 2005, the Board of Directors (the “Board”) of Copano Energy, L.L.C. (the “Company”) approved the Copano Energy, L.L.C. Management Incentive Compensation Plan (the “Plan”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). Pursuant to the Plan, each Plan participant is eligible to receive an annual discretionary cash bonus, subject to the participant’s achievement of (i) personal objectives established by the Compensation Committee and the Company’s Chief Executive Officer (the “CEO”) and (ii) Company financial objectives established by the Compensation Committee and the CEO and approved by the Board.
     The Plan provides for the annual adoption by the Compensation Committee of administrative guidelines to provide for the administration of the Plan, including the approval of annual target awards and annual financial objectives. On February 13, 2007, the Compensation Committee adopted the 2007 Administrative Guidelines for the Plan (the “2007 Guidelines”), which included each Plan participant’s target award for 2007. For 2007, 50% of each Plan participant’s target award is attributable to the achievement of financial objectives and 50% of the target award is attributable to the achievement of personal objectives.
     In addition, on February 13, 2007, the Compensation Committee approved personal objectives for each eligible participant for 2007. Each personal objective has been assigned a percentage weight, the sum of which comprise the portion of the target award attributable to the achievement of personal objectives. Based on a determination by the Compensation Committee, a Plan participant will be entitled to the portion of his or her target award attributable to each personal objective to the extent of achievement of the objective.
     On February 15, 2007, and upon the recommendation of the Compensation Committee, the Board approved a single financial objective under the Plan for 2007. The financial objective is based on the Company’s attaining certain levels of distributable cash flow (without consideration of non-cash items) on a per unit basis (“Distributable Cash Flow”). 2007 cash bonuses attributable to the achievement of the financial objective under the Plan will be determined using three levels of Distributable Cash Flow, threshold, target and maximum. Upon the achievement of the threshold, target or maximum levels, a Plan participant will be entitled to 50%, 100% or 150%, respectively, of the portion of his or her target award attributable to the achievement of the financial objective.
     At the close of 2007, the CEO will recommend to the Compensation Committee the amount of each cash award to be paid to each eligible participant (other than to the CEO) based upon the accomplishment of the applicable personal objectives and the financial objective. Upon receipt of the CEO’s recommendations, the Compensation Committee will determine the amount of any cash awards under the Plan, including any amount to be paid to the CEO.
     A copy of the 2007 Guidelines is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The foregoing summary of the 2007 Guidelines does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto.
Item 8.01 Other Events.
     Conversion of the Subordinated Units
     On February 15, 2007, the Company issued a press release announcing that the Board had confirmed that the financial tests required for conversion of all its outstanding subordinated units into common units had been satisfied. Accordingly, the Company’s 3,519,126 subordinated units have converted on a one-for-one basis into common units effective February 14, 2007, the payment date for the Company’s fourth quarter 2006 distribution to unitholders. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     Two-for-One Unit Split
     On February 15, 2007, the Company issued a press release announcing that the Board had approved a two-for-one split for all of its outstanding common units. The unit split will entitle each unitholder of record at the close of business on March 15, 2007, to receive one additional common unit for every common unit held on that date. The additional common units will be distributed on March 30, 2007. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

*10.1	2007 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan.

*99.1	Press Release issued February 15, 2007.

*99.2	Press Release issued February 15, 2007.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: February 20, 2007	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President and General Counsel

3

Exhibit Index

*10.1	2007 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan.

*99.1	Press Release issued February 15, 2007.

*99.2	Press Release issued February 15, 2007.

*	Filed herewith.